UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2008

THE READER’S DIGEST ASSOCIATION, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10434	13-1726769
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Reader’s Digest Road Pleasantville, New York 10570
(Address of Principal Executive Offices) (Zip Code)

(914) 238-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On November 12, 2008, The Reader’s Digest Association, Inc. (“RDA”) issued a joint press release with Imagine Nation Books, Ltd. (“INB”) announcing that the parties have entered into a definitive Asset Purchase Agreement, pursuant to which INB will acquire certain assets of Books Are Fun, Ltd. (“BAF” and, together with RDA, the “Seller”), RDA’s display-marketing division.  The transaction includes the sale of intellectual property and product inventory, and INB will have the right to contract for the services of BAF’s independent sales representatives following the closing of the transaction.  Under the terms of the Asset Purchase Agreement, INB will pay a purchase price of $17.5 million, subject to potential adjustment based on inventory levels at closing, payable over three years.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.  The transaction is subject to the satisfaction of customary closing conditions.  The Asset Purchase Agreement may be terminated by either party if the closing does not occur by December 29, 2008, as a result of the other party’s failure to satisfy the closing conditions set forth in the Asset Purchase Agreement.

At closing, the Seller and INB will enter into a five-year non-competition and non-solicitation agreement whereby Seller will agree to not to compete with INB in certain circumstances.  At closing, RDA and INB also will enter into a multi-year sourcing agreement in which RDA will provide INB access to RDA products for INB to sell in display marketing channels.

RDA believes that neither it nor any of its affiliates has any material relationships with INB.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                    Exhibit Title

        10.1                                Asset Purchase Agreement dated as of November 11, 2008, by and among Books Are Fun, Ltd., Imagine Nation Books, Ltd. and The Reader’s Digest Association, Inc.

99.1                                Press Release dated November 12, 2008

The information contained herein and oral statements made from time to time by representatives of RDA (including, but not limited to, statements regarding the consummation of the transaction discussed herein; statements regarding the expectations of RDA’s operating plans and strategies generally; statements regarding RDA’s expectations of the performance of the display-marketing businesses and other lines of business; and future operating results) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although RDA believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond RDA’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the RDA and the statements contained in this report can be found in the RDA’s filings with the Securities and Exchange Commission.  For forward-looking statements in this report, RDA claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  RDA assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.

By: /s/ Andrea R. Newborn
Andrea R. Newborn
Date: November 14, 2008	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                    Exhibit Title

        10.1                                Asset Purchase Agreement dated as of November 11, 2008, by and among Books Are Fun, Ltd., Imagine Nation Books, Ltd. and The Reader’s Digest Association, Inc.

99.1                                Press Release dated November 12, 2008